UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

IX ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40878	98-1586922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Davies Street, London, W1K 5JH

United Kingdom

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code +44 (0) (203) 908-0450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	IXAQU	The Nasdaq Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	IXAQ	The Nasdaq Stock Exchange LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IXAQW	The Nasdaq Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 9, 2023, Mr. Ian Spence resigned from the board of directors (the “Board”) of IX Acquisition Corp. (the “Company”) and from the Audit and Compensation Committees, effective upon the Board’s acceptance of his resignation. The Board accepted Mr. Spence’s resignation on May 9, 2023. Mr. Spence’s resignation was not due to any disagreement with the Company, the Board, or management on any matter related to the Company’s operations, policies or practices.

In connection with the resignation of Mr. Spence, on May 9, 2023, the Board appointed Henry Choi to serve as a Class I director on the Board, and as a member of the Audit Committee and Compensation Committee, effective immediately. Mr. Choi was designated to serve on the Board by Carnegie Park Capital, LLC (“CPC”), pursuant to CPC’s Board designation right granted in connection with CPC’s agreement to fund working capital requirements of the Company and contributions to the Company’s trust account in connection with the shareholder-approved extension to the date by which the Company must consummate its initial business combination.

Henry Choi is Managing Partner for Blue Bird Partners where he evaluates and invests in venture capital, private equity, public equities, and real estate.  Henry also serves as an Operating Partner at Carnegie Park Capital, a fund investing in and supporting Special Purpose Acquisition Vehicle sponsors. Previously, Henry spent 12 years in the hedge fund industry as a Portfolio Manager focused on Event Driven long/short strategies at Highbridge Capital Management LLC, Hudson Bay Capital Management LP, and Thales Fund Management LLC.  Prior to his hedge fund career, Mr. Choi spent six years as an investment banker at Goldman, Sachs & Co. where he completed over $39bn of exclusive merger and acquisition advisory assignments and $5.5 billion of lead-managed financings. While at Goldman Sachs, he served as global captain for the systems and storage technology sector responsible for targeting, developing and managing public and private company relationships.  Mr. Choi graduated with honors from Boston University Questrom School of Business with a dual concentration in Finance and Information Systems, and a minor in Economics.  Mr. Choi serves as a Director on the Board of Trustees for the Brooklyn Conservatory of Music.

In connection with the appointment of Henry Choi to the Board, the Company entered into a letter agreement with Mr. Choi, on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other officers and directors in connection with the Company’s initial public offering. The forms of the Company’s standard letter agreement is included as Exhibit 10.1, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed by the Company with the Securities and Exchange Commission on April 13, 2022.

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Item 8.01. Other Events

On May 9, 2023, the Company issued a press release announcing that the Board has elected to extend the date by which the Company has to consummate a business combination (the “Deadline Date”) from May 12, 2023 for an additional month to June 12, 2023. The Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) provides the Company the right to extend the Deadline Date twelve times for an additional one month each time (each, an “Extension”), from April 12, 2023, the initial Deadline Date, to up to April 12, 2024. In connection with the second Extension, the Board delivered IX Acquisition Sponsor LLC a written request to draw down $160,000 under its previously-disclosed promissory note for the second month of the Extension. On or before May 12, 2023, the Sponsor will deposit $160,000 into the Company’s trust account in connection with the second Extension.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additionally, on May 9, 2023, pursuant to the terms of the Articles, the Sponsor, the holder of an aggregate of 4,002,121 of the Company’s outstanding Class B ordinary shares, par value $0.0001 per share (“Class B Shares”), elected to convert each outstanding Class B Share held by it on a one-for-one basis into Class A ordinary shares, par value $0.0001 per share (“Class A Shares”) of the Company, with immediate effect. Following such conversion, as of May 9, 2023, the Company had an aggregate of 8,665,842 Class A Shares issued and outstanding and 747,879 Class B Shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, issued May 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX ACQUISITION CORP.

	By:	/s/ Noah Aptekar
		Name:	Noah Aptekar
		Title:	Chief Financial Officer and Chief Operating Officer

Dated: May 9, 2023

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